As filed with the Securities and Exchange Commission on March 12, 2014

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIPEXIUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	46-4995704 (I.R.S. Employer Identification No.)

74 Broad Street
New York, New York 10004
Phone: (212) 422 5717

Fax: (212) 269 6441
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David P. Luci, Esq.
President and Chief Executive Officer
74 Broad Street
New York, New York 10004
Phone: (212) 422 5717

Fax: (212) 269 6441
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

with copies to:

Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Ivan K. Blumenthal, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. Chrysler Center, 666 Third Avenue New York, NY 10017 Phone: (212) 935-3000 Fax: (212) 983-3115

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  File No. 333-193780

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Larger accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common stock, $0.001 par value per share	$3,450,000	$444.36

(1)                           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Includes shares of our common stock that the underwriters have the option to purchase to cover overallotments, if any.

(2)                           The registration fee is calculated pursuant to Rule 457(o) under the Securities Act.  The $3,450,000 proposed maximum aggregate offering price is in addition to the $34,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-193780).  A registration fee was previously paid in connection with that Registration Statement.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, the exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-193780) of Dipexium Pharmaceuticals, LLC (now known as Dipexium Pharmaceuticals, Inc., the “Registrant”), including the exhibits thereto, are incorporated by reference into this registration statement.

The Registrant hereby certifies that it (i) has instructed its agent to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on March 13, 2014), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its agent during such agent’s regular business hours no later than March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 12, 2014.

DIPEXIUM PHARMACEUTICALS, INC.

By:	/s/ David P. Luci
	Name:	David P. Luci
	Title:	President, Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Robert J. DeLuccia*	Executive Chairman and Director	March 12, 2014
Robert J. DeLuccia

/s/ David P. Luci	President, Chief Executive Officer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 12, 2014
David P. Luci, Esq.

/s/ Christopher Coughlin*	Director	March 12, 2014
Christopher Coughlin

/s/ Dr. Jack H. Dean*	Director	March 12, 2014
Dr. Jack H. Dean

/s/ Michael Duffy*	Director	March 12, 2014
Michael Duffy, Esq.

/s/ Thomas Harrison*	Director	March 12, 2014
Thomas Harrison

/s/ William J. McSherry*	Director	March 12, 2014
William J. McSherry, Jr., Esq.

*By:	/s/ David P. Luci
David P. Luci, Esq.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of CohnReznick LLP*
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to signature page on Registration Statement on Form S-1 (File No. 333-193780))

*  Filed herewith.